Registration No. 333-141914

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04-3262075
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Centre Street

Newton Massachusetts 02458

(617) 964-8389

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Murray

President and Chief Operating Officer

Hospitality Properties Trust

400 Centre Street

Newton, Massachusetts 02458

(617) 964-8389

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alexander A. Notopoulos, Jr., Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION

OF

$575,000,000 AGGREGATE PRINCIPAL AMOUNT OF 3.80% CONVERTIBLE SENIOR NOTES DUE 2027

AND

5,000,000 COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE UPON CONVERSION THEREOF

OF

HOSPITALITY PROPERTIES TRUST

On April 5, 2007, Hospitality Properties Trust (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-141914) (the “Registration Statement”) for resales of an aggregate of $575,000,000 principal amount of 3.80% Convertible Senior Notes due 2027 (the “Notes”) and 5,000,000 common shares of beneficial interest, par value $.01 per share, of the Company (the “Common Shares”), issuable upon conversion of the Notes.  The Company is filing this Post-Effective Amendment No. 1 pursuant to the Company’s undertaking in Part II, Item 17 of the Registration Statement to deregister all of the Notes registered pursuant to the Registration Statement, or such lesser portion that have not been sold or transferred pursuant to the Registration Statement as of the date this Post-Effective Amendment No. 1 is filed, and all 5,000,000 Common Shares issuable upon conversion of the Notes registered pursuant to the Registration Statement, since no Notes have been converted as of the date this Post-Effective Amendment No. 1 is filed.  The contractual obligations between the Company and the initial purchasers of the Notes requiring that resales of the Notes and Common Shares issuable upon conversion of the Notes be registered and that the Registration Statement remain effective have expired by their terms.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, as of the 14th day of April, 2009.

HOSPITALITY PROPERTIES TRUST

By:		/s/ John G. Murray
	Name:	John G. Murray
	Title:	President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by, or on behalf of, the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Murray	President and Chief Operating Officer	April 14, 2009
John G. Murray

/s/ Mark L. Kleifges	Treasurer and Chief Financial Officer	April 14, 2009
Mark L. Kleifges	(principal financial officer and principal accounting officer)

/s/ Bruce M. Gans, M.D.	Trustee	April 14, 2009
Bruce M. Gans, M.D.

/s/ John L. Harrington	Trustee	April 14, 2009
John L. Harrington

/s/ William A. Lamkin	Trustee	April 14, 2009
William A. Lamkin

/s/ Adam D. Portnoy	Managing Trustee	April 14, 2009
Adam D. Portnoy

/s/ Barry M. Portnoy	Managing Trustee	April 14, 2009
Barry M. Portnoy